UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 8, 2013

TIM HORTONS INC.

(Exact name of registrant as specified in its charter)

Canada	001-32843	98-0641955
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

874 Sinclair Road, Oakville, ON, Canada		L6K 2Y1
(Address of principal executive offices)		(Zip Code)

(905) 845-6511

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On August 8, 2013, Tim Hortons Inc. (the “Corporation”) issued a press release containing financial information regarding its second quarter 2013 financial results and certain other information. The press release is attached hereto as Exhibit 99.1.

Item 7.01	Regulation FD Disclosure.

The Corporation will host a quarterly conference call to discuss its second quarter 2013 results on Thursday, August 8, 2013 at 2:30 p.m. (Eastern Daylight Time). Investors and the public may listen to the conference call in the manner described in the Corporation’s press release attached hereto as Exhibit 99.1.

Item 8.01	Other Events.

Dividends. On August 8, 2013, the Corporation also announced that its Board of Directors has declared a Cdn.$0.26 per common share quarterly dividend. The dividend is payable on September 4, 2013 to shareholders of record at the close of business on August 19, 2013. The declaration of any future dividends is subject to the Board’s discretion. The full text of the Corporation’s press release issued today regarding this dividend is attached hereto as Exhibit 99.2.

Share Repurchase Program. On August 8, 2013, the Corporation announced that it had obtained regulatory approval from the Toronto Stock Exchange (the “TSX”) to amend its Normal Course Issuer Bid (“NCIB”) to remove the former maximum dollar cap of $250 million. As a result, under the amended NCIB, subject to the execution of an amended broker agreement, the Corporation will be entitled to purchase up to the regulatory maximum of 15,239,531 shares, representing 10% of the Corporation’s “public float” as of February 14, 2013 (as defined under TSX rules).

Subject to the negotiation and execution of an amended broker agreement, the Corporation’s common shares will be purchased under the program through a combination of a 10b5-1 automatic trading plan, and at management’s discretion in compliance with regulatory requirements, and given prevailing market, cost, and other considerations.

Repurchases will be made through the facilities of the TSX (and/or other Canadian marketplaces), the New York Stock Exchange (“NYSE”), or by such other means as may be permitted by the TSX and/or NYSE, and under applicable laws, including private agreements permitted under issuer bid exemption orders issued by a securities regulatory authority in Canada. Purchases made by way of private agreements under an issuer bid exemption order by a securities regulatory authority will be at a discount to the prevailing market price as provided in the exemption order.

There can be no assurance as to the precise number of shares that will be repurchased under the share repurchase program, or the aggregate dollar amount of the shares purchased. The Corporation may discontinue purchases at any time, subject to compliance with applicable regulatory requirements. Shares purchased pursuant to the share repurchase program will be cancelled.

Further information regarding the amended NCIB is set forth in the press release attached hereto as Exhibit 99.3.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit 99.1	Press release dated August 8, 2013 issued by the Corporation regarding the release of quarterly financial results and other information.

Exhibit 99.2	Press release dated August 8, 2013 issued by the Corporation announcing the declaration of Cdn.$0.26 per common share quarterly dividend.

Exhibit 99.3	Press release dated August 8, 2013 issued by the Corporation announcing amendments to the 2013 share repurchase program.

Exhibit 99.4	Safe Harbor Statement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIM HORTONS INC.

Date: August 8, 2013	By:	/s/ JILL E. AEBKER
Jill E. Aebker Executive Vice President, General Counsel and Secretary